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                                                                  Exhibit 10.2.2


                         AMENDMENT TO STOCK OPTION PLAN

                  WHEREAS, the Board of Directors of Day International Group, Inc. (the "Corporation") deems it advisable and in the best interest of the Corporation for the Corporation to amend the Stock Option Plan of the Corporation dated as of June 6, 1995 (the "Option Plan") to provide for an acceleration of the vesting of Options amended thereunder upon the occurrence of any transaction constituting a "Company Sale" thereunder in the manner provided for herein.

                  NOW, THEREFORE, BE IT RESOLVED, that the Option Plan be, and it hereby is, amended by adding new Sections 6.7 and 6.8 to the Option Plan, which shall read in their entirety as follows:

                  "6.7 CLOSING OPTION VESTING ON COMPANY SALE. If a Company Sale is consummated prior to January 1, 2000, then that portion of the Closing Options held by a Participant that would, in the aggregate, have vested for all Fiscal Years ended after the date of such Company Sale is consummated (not to exceed 22.22% of such Closing Options for any such Fiscal Year) if the Performance Level for such Fiscal Year was equal to the product of (a) 100 and
(b) a fraction, (i) the numerator of which is the actual cumulative EBITDA for the Company and its Subsidiaries during the period beginning January 1, 1995 and ending on the last day of the latest Fiscal Year ended before such Company Sale is consummated (treated for this purpose as a single accounting period) and (ii) the denominator of which is the sum of the Plan Targets for all such Fiscal Years included in such period, will vest immediately prior to the consummation of such Company Sale.

                  "6.8 BOARD OPTION VESTING ON COMPANY SALE. If a Company Sale is consummated on or prior to the last day of the third consecutive Fiscal Year beginning after the Fiscal Year in which any Board Option is awarded (with respect to such Board Option, the "Board Option Plan End Date"), then that portion of such Board Option held by a Participant that would, in the aggregate, have vested for all Fiscal Years ended on or before the related Board Option Plan End Date and after the date of such Company Sale is consummated (not to exceed 25% of such Board Options for any such Fiscal Year) if the Performance Level for such Fiscal Year was equal to the product of (a) 100 and (b) a fraction, (i) the numerator of which is the actual cumulative EBITDA for the Company and its Subsidiaries during the period be January 1 of the Fiscal Year in which such Board Option was awarded and ending on the last day of the latest Fiscal Year ended before such Company Sale is consummated (treated for this purpose as a single accounting period) and (ii) the denominator of which is the sum of the Plan Targets for
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all such Fiscal Years included in such period, will vest immediately prior to the consummation of such Company Sale."

                  RESOLVED, FURTHER, that the president, any vice president, the treasurer and the secretary and such other officers of the Corporation as shall be designated by the president (the "Proper Officers") be, and hereby are, authorized, empowered and directed to take all such further action as may be necessary or advisable to implement or give further effect to the resolutions adopted herein.



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